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                                                                   Exhibit 4.20

                                                                 EXECUTION COPY



               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                           dated as of April 30, 1996

                                     between

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                 as Lessor, and

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                             as Lessee and Servicer

AS SET FORTH IN SECTION 27 HEREOF, LESSOR HAS ASSIGNED TO NFLP (AS DEFINED HEREIN) AND NFLP HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.



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                               TABLE OF CONTENTS

SECTION 1.  CERTAIN DEFINITIONS .............................................1
        Section 1.1. Certain Definitions ....................................1
        Section 1.2. Accounting and Financial ...............................2
        Section 1.3. Cross References; Headings .............................2
        Section 1.4. Interpretation .........................................2

SECTION 2. GENERAL AGREEMENT ................................................3
        Section 2.1. Leasing of Vehicles ....................................3
        Section 2.2. Right of Lessee to Act as Lessor's Agent ...............4
        Section 2.3. Payment of Purchase Price by Lessor; Certain
              Additional Payments to the Servicer ...........................5
        Section 2.4. Non-liability of Lessor ................................5

SECTION 3. TERM .............................................................6
        Section 3.1. Vehicle Lease Commencement Date ........................6
        Section 3.2. Lease Commencement Date ................................6

SECTION 4. CONDITIONS PRECEDENT .............................................7
        Section 4.1. No Default .............................................7
        Section 4.2. Texas Vehicles .........................................7
        Section 4.3. Other Conditions .......................................7

SECTION 5.RENT AND CHARGES ..................................................7
        Section 5.1  Payment of Rent ........................................7
        Section 5.2. Payment of Availability Payment ........................7
        Section 5.3. Payment of Monthly Supplemental Payment ................8
        Section 5.4. Payment of Termination Payments, Casualty
              Payments, and Late Return Payments ............................8
        Section 5.5. Late Payment ...........................................8

SECTION 6.  Reserved ........................................................8

SECTION 7.  CASUALTY OBLIGATION .............................................8

SECTION 8.  VEHICLE USE .....................................................8

SECTION 9.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES
        AND FINES ..........................................................10

SECTION 10. MAINTENANCE AND REPAIRS ........................................11

SECTION 11. VEHICLE WARRANTIES .............................................11

SECTION 12. PROGRAM VEHICLE USAGE REQUIREMENTS AND DISPOSITION .............12
        Section 12.1. Usage ................................................12
        Section 12.2. Disposition Procedure.................................12


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        Section 12.3. Termination Payments..................................13

SECTION 13. LATE RETURN PAYMENTS............................................13

SECTION 14. REDESIGNATION OF VEHICLES.......................................14

SECTION 15. GENERAL INDEMNITY...............................................14
        Section 15.1. Indemnity of the Lessor...............................14
        Section 15.2. Indemnification of the Trustee........................16
        Section 15.3. Reimbursement Obligation by the Lessee................17
        Section 15.4  Notice to Lessee of Claims ...........................17
        Section 15.5  Defense of Claims ....................................17

SECTION 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT..............................18

SECTION 17  DEFAULT AND REMEDIES THEREFOR
        Section 17.1  Events of Default.....................................18
        Section 17.2. Effect of Lease Event of Default......................18
        Section 17.3. Rights of Lessor Upon Lease Event of
             Default .......................................................20
        Section 17.4. Measure of Damages....................................21
        Section 17.5. Application of Proceeds...............................24

SECTION 18.  MANUFACTURER EVENTS OF DEFAULT ................................25

SECTION 19.  CERTIFICATION OF TRADE OR BUSINESS USE.........................25

SECTION 20.  SURVIVAL ......................................................25

SECTION 21.  RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT
        AND TRUSTEE.........................................................25

SECTION 22. MODIFICATION AND SEVERABILITY ..................................28

SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES..........................28
        Section 23.1. Organization; Ownership; Power;
              Qualification ................................................28
        Section 23.2  Authorization; Enforceability ........................28
        Section 23.3  Compliance ...........................................29
        Section 23.4  Financial Information; Financial Condition ...........29
        Section 23.5  Litigation ...........................................30
        Section 23.6  Liens ................................................30
        Section 23.7  Employee Benefit Plans ...............................31
        Section 23.8  Investment Company Act ...............................31
        Section 23.9  Regulations G, T, U and X ............................31
        Section 23.10  Business Locations; Trade Names .....................31
        Section 23.11  Taxes ...............................................32
        Section 23.12  Governmental Authorizations .........................32
        Section 23.13  Absence of Default ..................................32

                                       ii


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        Section 23.14  Compliance with Requirements of Law .................32
        Section 23.15  Accuracy of Information .............................32
        Section 23.16  Solvency ............................................33
        Section 23.17  Stock Ownership .....................................33
        Section 23.18  Necessary Actions ...................................33
        Section 23.19  Supplemental Documents True and Correct .............33
        Section 23.20  Eligible Vehicles; Eligible Franchisees .............33

SECTION 24. CERTAIN AFFIRMATIVE COVENANTS...................................33
        Section 24.1   Corporate Existence; Foreign Qualifications .........34
        Section 24.2   Books, Records and Inspections ......................34
        Section 24.3   Accounting Methods; Financial Records ...............34
        Section 24.4   Insurance ...........................................35
        Section 24.5   Manufacturer Programs ...............................35
        Section 24.6   Reporting Requirements ..............................36
        Section 24.7   Taxes and Liabilities ...............................40
        Section 24.8   Maintenance of Separate Existence ...................41
        Section 24.9   Maintenance of Credit Enhancement ...................41
        Section 24.10  Manufacturer Payments; Sales Proceeds ...............41
        Section 24.11  Compliance with Requirements of Law .................42
        Section 24.12  Delivery of Information .............................42
        Section 24.13  Master Collateral Agent as Lienholder ...............42
        Section 24.14  Maintenance of the Vehicles .........................42
        Section 24.15  Certificates of Title ...............................42
        Section 24.16  Release of Collateral ...............................43
        Section 24.17  Change of Location or Name ..........................43
        Section 24.18  Deliveries; Further Assurances ......................44
        Section 24.19  Additional Actions ..................................44

Section 24.20.  Subleases ..................................................45

SECTION 25.  CERTAIN NEGATIVE COVENANTS ....................................45
        Section 25.1   Mergers, Consolidations .............................45
        Section 25.2   Regulations G, T, U and X ...........................46
        Section 25.3   Liens ...............................................46
        Section 25.4   Use of Vehicles .....................................46
        Section 25.5   Percentage of Non-Program Vehicles ..................46
        Section 25.6   Acquisition and Financing of Vehicles ...............46

SECTION 26.  SERVICING COMPENSATION ........................................47

SECTION 27.  BANKRUPTCY PETITION AGAINST LESSOR ............................48

SECTION 28.  FORUM SELECTION AND CONSENT TO JURISDICTION ...................48

SECTION 29.  GOVERNING LAW .................................................49

SECTION 30.  JURY TRIAL ....................................................49


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SECTION 31.  NOTICES .......................................................49

SECTION 32.  HEADINGS ......................................................50

SECTION 33.  EXECUTION IN COUNTERPARTS .....................................50

SECTION 34.  EFFECTIVENESS .................................................50

   SCHEDULES AND ATTACHMENTS

   Schedule 23.10 Business Locations

   ATTACHMENTS A-1  Information on Refinanced Vehicles
   ATTACHMENTS A-2  Vehicle Acquisition Schedule
   ATTACHMENTS B    Form of Power of Attorney
   ATTACHMENTS C    Form of Certification of Trade or Business Use



   EXHIBITS

   EXHIBIT A        Form of Monthly Certificate
   EXHIBIT B        Form of Monthly Noteholders' Statement
   EXHIBIT C        Form of Annual Certificate
   EXHIBIT D        Form of Joinder to Intercreditor Agreement
   EXHIBIT E        Form of Notice of Lease Payment Deficit




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               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

         This Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this Agreement" or "Lease"), dated as of April 30, 1996, by and between NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware corporation (the "'Lessor" or "NFLP"), and NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), in its capacity as lessee (the "Lessee") and as servicer (the "Servicer").

                              W I T N E S S E T H:

     WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1) intends to refinance the Refinanced Vehicles and to purchase, and finance the purchase of, additional Eligible Vehicles from one or more Manufacturers with the proceeds obtained by the issuance of its Notes issued pursuant to the Indenture and with certain other funds; and

     WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, Vehicles for use in the Lessee's domestic daily rental car operations;

     WHEREAS, the Lessee desires to refinance the Refinanced Vehicles and finance the acquisition of the Financed Vehicles and retain tax ownership of such Refinanced Vehicles and Financed Vehicles and Lessor desires to facilitate such financing.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     SECTION 1. CERTAIN DEFINITIONS.

     Section 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annexes hereto shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of April 30, 1996 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between NFLP and The Bank of New York, as trustee, as in effect on the date hereof and as such Schedule 1 may be amended, supplemented or modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").


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     Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto.

     Section 1.3. Cross References: Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     Section 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

          (a) the singular includes the plural and vice versa;

          (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

          (c) reference to any gender includes the other gender

          (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

          (e) "including" (and, with correlative meaning, Include) means including without limiting the generality of any description preceding such term;

          (f) "or" is not exclusive;

          (g) provisions apply to successive events and transactions; and

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     (h) with respect to the determination of any period of time, "from" means
"from and including' and "to" means "to but excluding".

     SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessee and the Lessor intend that this Agreement be (i) an operating lease with respect to the Acquired Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

     (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a "Court") to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Acquired Vehicles, then it is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law. It is also the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. The Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee, a first priority security interest in all of the Lessee's right, title and interest in and to the National Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by the Lessee pursuant to the terms hereof).

     Section 2.1. Leasing of Vehicles. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to the Lessee and the Lessee agrees to lease from the Lessor the Refinanced Vehicles and each additional Acquired Vehicle or Financed Vehicle identified in vehicle order summaries (each, a "Vehicle Order") produced from time to time by the Lessee, listing Vehicles ordered by the Lessee from Eligible

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Manufacturers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Manufacturer Programs or otherwise. The Lessor shall, subject to
Section 4 and to compliance with the terms of the Indenture, make available to the Lessee under this Lease, financing for Financed Vehicles (other than Texas Vehicles) in an aggregate amount, and Acquired Vehicles and Texas Vehicles for lease to the Lessee hereunder in an aggregate Net Book Value, which collectively shall not exceed the Maximum Lease Commitment. The Lessee shall make available to the Lessor (a) a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles of a scope agreed upon by the Lessor and the Lessee, and (b), if requested by the Lessor, each Vehicle Order, together with a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each, a "Vehicle Acquisition Schedule"). In addition, the Lessee shall provide such other information regarding such Vehicles as the Lessor may reasonably require from time to time. The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, only Vehicles that are Eligible Vehicles. This Agreement, together with the Manufacturer Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the 'Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessee.

     Section 2.2. Right of Lessee to Act as Lessor's Agent. The Lessor agrees that the Lessee may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee liable for losses due to the Lessee's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that the Lessee may make arrangements for delivery of Vehicles to a location selected by the Lessee at the Lessee's expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. The Lessee or the applicable Sublessee may accept or reject Eligible Vehicles upon delivery in accordance with the Lessee's or such Sublessee's customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder to the extent the Capitalized Cost thereof has been paid by the Lessor or the Lessee. The Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer thereof pursuant to the preceding sentence. The Lessee agrees that any Vehicles ordered by Lessee on behalf of the Lessor pursuant to this Section 2,2 shall be ordered utilizing the procedures consistent with the applicable Manufacturer Program or any guidelines of the

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Manufacturer for the ordering or purchasing of Non-Program Vehicles, in each case as and to the extent applicable.

     Section 2.3. Payment of Purchase Price by Lessor: Certain Additional Payments to the Servicer. (a) Upon receipt of the Manufacturer's invoice and certificate of origin in respect of any Vehicle other than a Replacement Vehicle, the Lessor or its agent shall pay or cause to be paid to the dealer or the related Manufacturer in accordance with such Manufacturer's payment terms, as applicable, the Capitalized Cost of such Vehicle under the applicable Manufacturer Program (in the case of a Program Vehicle) or otherwise (in the case of a Non-Program Vehicle) as established by the invoice of the dealer or the Manufacturer, as the case may be and the Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Capitalized Cost; provided, however, that to the extent a Qualified Intermediary purchases a Replacement Vehicle on behalf of the Lessee or the Lessor, such Qualified Intermediary shall pay the Capitalized Cost of such Replacement Vehicle with funds other than amounts on deposit in the Collection Account or any subaccount thereof; provided further, however, that solely in the case of the Refinanced Vehicles, the Lessor shall pay to the Master Collateral Agent on the Lease Commencement Date, for allocation to National Fleet Funding Corporation as a Financing Source, an amount equal to the aggregate Net Book Value as of the Lease Commencement Date of the Refinanced Vehicles.

     (b) All amounts paid by the Manufacturer on account of vehicle preparation services or work covered by warranty performed by National with respect to Vehicles acquired or financed pursuant to this Agreement or as incentive payments for maintaining a particular fleet mix shall inure to the benefit of National and, to the extent any such payments are received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to National.

     Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH

                                       -5-

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RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP,
DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, THE LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

SECTION 3. TERM.

     Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, (i) for each Refinanced Vehicle, the Closing Date for the first Series of Notes issued under the Indenture, and (ii) for each other Vehicle, the date referenced in the Vehicle Acquisition Schedule with respect to such Vehicle, which in no event shall be later than the date that funds are expended by the Lessor to acquire or finance the acquisition of such Vehicle. A vehicle shall be deemed hereunder to be a Vehicle leased under the Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date to but excluding the Vehicle Lease Expiration Date.

     Section 3.2. Lease Commencement Date. The "Lease Commencement Date" shall mean the Closing Date for the first Series of Notes issued under the Indenture. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes and all outstanding Carrying Charges and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by the Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

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     SECTION 4. CONDITIONS PRECEDENT. The agreement of the Lessor to make available any Acquired Vehicle for lease to the Lessee, and to make available Texas Vehicles or financing for the acquisition of any other Financed Vehicle (other than Refinanced Vehicles) for lease to the Lessee upon the Lessee's placement of a Vehicle Order, for itself or as agent of the Lessor, is subject to the terms and conditions of the Indenture and subject to the satisfaction of the conditions to effectiveness specified in Section 34 and the following conditions precedent as of the Vehicle Lease Commencement Date for such Vehicle:

     Section 4.1. No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the making of such lease.

     Section 4.2. Texas Vehicles. The aggregate Net Book Value of Texas Vehicles on the Lease Commencement Date for any Vehicle shall not exceed 12.5` of the aggregate Net Book Value of all Vehicles financed under the Lease on such day.

     Section 4.3. Other Conditions. The leasing of such Vehicle shall not be prohibited by the provisions of any Supplement other than a Supplement establishing a Segregated Series.

     SECTION 5. RENT AND CHARGES. The Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5:

     Section 5.1. Payment of Rent. On each Payment Date, the Lessee shall pay to the Lessor the aggregate of all Rent payable on such Payment Date with respect to the Vehicles, as provided in the related Lease Annexes.

     Section 5.2. Payment of Availability Payment. On each Payment Date, the Lessee shall pay to the Lessor an amount (the unavailability Payment") in respect of the unutilized portion of the Maximum Lease Commitment. "Availability Payment" with respect to each Payment Date shall equal (a) the aggregate interest due on the Outstanding Notes of all Series as of such Payment Date, plus (b) an amount equal to all Carrying Charges for the Related Month, less (c) the sum of (i) any Monthly Variable Rent due on such Payment Date, (ii) any Monthly Finance Rent due on such Payment Date, and (iii) any earnings on Permitted Investments (less any portion thereof allocated to the Retained Interestholder) accruing through the Determination Date occurring prior to such Payment Date and not included in the calculation of Availability Payments with respect to any prior Payment Date.

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


     Section 5.3. Payment of Monthly Supplemental Payment. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Financed Vehicles, as provided in Sections 6 and 7 of Annex B.

     Section 5.4. Payment of Termination Payments. Casualty Payments. and Late Return Payments. On each Payment Date, the Lessee shall pay to the Lessor all Casualty Payments, Termination Payments and Late Return Payments that have accrued with respect to the Acquired Vehicles, as provided in, respectively, Sections 7. 12.3 and 13.

     Section 5.5. Late Payment. In the event the Lessee fails to remit payment of any amount due under the Lease on or before the Payment Date, the amount not paid will be considered delinquent and the Lessee will pay a late charge equal to the product of (a) the VFR plus It, times (b) the delinquent amount for the period from the Payment Date to the date on which such delinquent amount is received by the Trustee, multiplied by (c) the actual number of days elapsed during such period divided by 360.

     SECTION 6. Reserved.

     SECTION 7. CASUALTY OBLIGATION. If a Vehicle becomes a Casualty, then the Lessee shall (a) promptly notify the Lessor of such occurrence, and (b) in the case of an Acquired Vehicle, on the Payment Date next succeeding the last day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle has become a Casualty, pay to the Lessor an amount (a "Casualty Payment") equal to the Net Book Value of such Vehicle, calculated as of the first day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle became a Casualty (net of Monthly Base Rent and Monthly Supplemental Payments made in respect of such Vehicle during such Related Month). Upon payment by the Lessee to the Lessor in accordance herewith of the Casualty Payment for any Acquired Vehicle that has become a Casualty, (i) the Lessor, upon request of the Lessee, shall cause title to such Vehicle to be transferred to the Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Acquired Vehicle (if at such time the Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall automatically be released thereby.

     SECTION 8. VEHICLE USE. The Lessee shall use Vehicles leased hereunder solely for the Lessee's domestic daily rental car operations; provided that the Lessee may, from time to time, sublease Vehicles to Eligible Franchisees pursuant to Lessee

Agreements, including Subleases, used in the ordinary course of the Lessee's business and such Eligible Franchisees shall rent Vehicles subleased by it to consumers in the ordinary course of such Eligible Franchisee's domestic daily rental car operations (provided further, however, that the aggregate Net Book Value of all Vehicles subject to Subleases on any day shall not exceed an amount equal to (a) 5` of the aggregate Net Book Value of all Vehicles leased under the Lease on such day, or (b) such greater amount as each Rating Agency shall have confirmed in writing will not result in the reduction or withdrawal of the then current rating of any outstanding Series of Notes). Notwithstanding any such Lessee Agreement, the Lessee shall remain fully liable for its obligations under this Agreement and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Eligible Franchisee to perform or fulfill). The Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and the related Certificates of Title as against the Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Master Collateral Agent's lien on the Vehicles as noted on the related Certificates of Title (other than recordation of the Lien of the Master Collateral Agent on the Certificates of Title for the Initial Vehicles) as a perfected first-priority lien in any applicable jurisdiction. The Lessee may, at the Lessee's sole expense, change the place of principal location of any Vehicles. Within 60 days after any such change of location, the Lessee shall take all actions necessary
(i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Vehicles as noted on the Certificates of Title with respect to such Vehicles (other than recordation of the Lien of the Master Collateral Agent on the Certificates of Title for the Initial Vehicles) and the Lessor shall cooperate to the extent required for the Lessee to do so, and (ii) to meet all material legal requirements applicable to such Vehicles. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, the Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. The Lessee shall and shall require the Franchisees to use reasonable precautions to prevent loss or damage to Vehicles. The Lessee shall or shall cause the Franchisees to comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall and shall require the Franchisees to take reasonable steps to ensure that operators are licensed.

The Lessee shall or shall cause the Franchisees to perform, at their own expense, such vehicle preparation and conditioning services with respect to Vehicles as are customary. The Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee may during reasonable business hours from time to time, upon reasonable prior notice, without disruption of the Lessee's or the Franchisees' business and subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located.

     SECTION 9. REGISTRATION: LICENSE: TRAFFIC SUMMONSES: PENALTIES AND FINES. The Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles, and titling of Vehicles in the name of the Lessor (in the case of Acquired Vehicles and Texas Vehicles) or the Lessee (in the case of all other Financed Vehicles), in each case (other than with respect to the Initial Vehicles) with the Lien of the Master Collateral Agent noted thereon, and where required, the Lessee shall or shall cause the Franchisees to have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default or Limited Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with the Servicer. The Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor on the Lessee's behalf, in its discretion upon at least 15 days' prior notice to the Lessee, will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment; provided, however, that the Lessor shall not pay on the Lessee's behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by the Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that the Lessee has agreed in writing to indemnify and hold the Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessee to title, register and dispose of the Acquired Vehicles and the Texas Vehicles; and the Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3.

     SECTION 10. MAINTENANCE AND REPAIRS. The Lessee shall or shall cause the Franchisees to pay for all maintenance and repairs to keep Vehicles in good working order and condition, and shall or shall cause the Franchisees to maintain Vehicles as required in order to keep the Manufacturer's warranty in force. The Lessee shall or shall cause the Franchisees to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station (which may be a facility of the Lessee) for warranty work. The Lessee shall or shall cause the Franchisees to comply with any Manufacturer's recall of any Vehicle. The Lessee shall or shall cause the Franchisees to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior notice to the Lessee (including any failure by a Franchisee to pay any such expenses), may pay any such expenses that have not otherwise been paid by, or on behalf of, the Lessee, and any expenses incurred by the Lessor on the Lessee's behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by the Lessee to the Lessor in the amount paid by the Lessor. The Lessee shall not, without the prior consent of the Lessor, make any material alterations to any Program Vehicle which would result in a reduction of the Repurchase Price for such Vehicle or any material alterations to any Non-Program Vehicle. Any improvements or additions to an Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to such a Vehicle made by the Lessee shall remain the property of the Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning of or resale value thereof, other than any function or value provided by such addition or improvement.

     SECTION 11. VEHICLE WARRANTIES. If a Vehicle is covered by a Manufacturer's warranty, the Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Vehicle.

     SECTION 12. PROGRAM VEHICLE USAGE REQUIREMENTS AND DISPOSITION.

     Section 12.1. Usage. As used herein, the term "vehicle turn-in condition" with respect to each Program Vehicle means a set of criteria for evaluating Program Vehicles upon their delivery at the end of the applicable Vehicle Terms, which criteria will be determined in accordance with the related Manufacturer Program. Program Vehicles not meeting the applicable Manufacturer Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased by the Lessee in accordance with the Casualty procedure set forth in Section 7 or otherwise disposed of in accordance with the late delivery procedure set forth in Section 13, as applicable.

     Section 12.2. Disposition Procedure: Sale of Program Vehicles Outside of Manufacturer Program. (a) Except as otherwise permitted pursuant to subsection
(b) below, prior to the end of the Vehicle Term, the Lessee will or will cause the related Franchisee to deliver each Program Vehicle (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense and in accordance with the terms of the applicable Manufacturer Program. Any transportation allowance (for delivery costs) and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee and, to the extent received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the Lessee. The Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Program Vehicles.

     (b) At the election of any of the Servicer, the Lessee or the Lessor, Program Vehicles may be sold during the Repurchase Period in a sale which is not made pursuant to the related Manufacturer Program only (i) if such Program Vehicle is a Financed Vehicle and the Lessee has theretofore paid to the Lessor an amount equal to the Net Book Value of such Program Vehicle (plus all unpaid Rent and Monthly Supplemental Payments in respect of such Vehicle) or (ii) the purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Vehicle outside of the related Manufacturer Program), net of all fees and expenses incurred in connection with such sale, exceed the Net Book Value of such Vehicle less reasonably predictable Excess Mileage Charges, Excess Damage Charges, Missing Equipment Charges and other similar charges imposed by the Manufacturer.

     Section 12.3. Termination Payments. On the Payment Date next succeeding the earlier of (a) the last day of the Related Month in which the Repurchase Price with respect to any Acquired Vehicle that is a Program Vehicle is received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) and (b) the thirtieth (30th) day after the expiration of the Repurchase Period for such Acquired Vehicle, the Lessee shall pay to the Lessor in respect of such Acquired Vehicle any Excess Damage Charges, Excess Mileage Charges, Missing Equipment Charges, early turnback surcharges and any other similar charges and penalties (collectively, a "Program Vehicle Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Manufacturer Program and on the Payment Date next succeeding the earlier of (i) the last day of the Related Month in which Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a Non-Program Vehicle, but is not a Casualty, are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the date which is eighteen (18) months after the date of the original dealer invoice for such Vehicle sold as a new vehicle, the Lessee shall pay to the Lessor in respect of such Vehicle an amount (a "Non-Program Vehicle Termination Payment") equal to the quotient of (x) the sum of all Program Vehicle Termination Payments for the Related Month, divided by
(y) the number of Acquired Vehicles that were Program Vehicles and with respect to which, during the Related Month, either the Repurchase Price was received or there occurred the 30th day after the expiration of the Repurchase Period (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments collectively, "Termination Payments"). The provisions of this Section
12.3 will survive the expiration or earlier termination of the Term.

     SECTION 13. LATE RETURN PAYMENTS. If an Acquired Vehicle which is a Program Vehicle is not returned to the Manufacturer or sold at Auction prior to the expiration of the Repurchase Period for- such Vehicle in accordance with Section 12.2, the Lessee shall, unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with Section 14, (a) promptly notify the Lessor of its failure to return such Vehicle to the Manufacturer or to sell such Vehicle at Auction during the Repurchase Period therefor, (b) use commercially reasonable efforts to sell or otherwise dispose of such Vehicle in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice, (c) cause the Disposition Proceeds, if any, from any such sale or disposition to be paid to the Master Collateral Agent, in accordance with paragraph 10(d) of Annex A, and (d) on the Payment Date next succeeding the earlier of (i) the last day of the Related Month in which such Disposition

Proceeds are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the Repurchase Period for such Vehicle, pay to the Lessor an amount (a "Late Return Payment") equal to the excess of (x) the Net Book Value of such Vehicle, calculated as of the first day of the calendar month in which such Repurchase Period expired, over (y) the sum of (A) the dollar amount of such Disposition Proceeds plus (B) any Monthly Base Rent paid by the Lessee with respect to such Vehicle in any calendar month after the calendar month in which such Repurchase Period expired (which dollar amount may be equal to, but not less than, zero dollars).

     SECTION 14. REDESIGNATION OF VEHICLES. At any time, including upon the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of any Program Vehicle or a Program Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Manufacturer Program, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Manufacturer Program, or due to any failure or inability to return the Vehicle to the Manufacturer or the designated Auction prior to the expiration of the Repurchase Period, or due to any other event or circumstance, the Servicer may designate the related Vehicle as a Non-Program Vehicle if such Vehicle, as a Non-Program Vehicle, will be an Eligible Vehicle, provided that no Amortization Event or Potential Amortization Event has occurred and is continuing and provided further that no violation of the requirements of Section 25.5 has occurred and is continuing or would be caused by such redesignation and no failure or violation of any other condition, requirement, or restriction specified in any related Series Supplement would be caused by such redesignation (subject to the right of the Noteholders holding the requisite Invested Amount of each applicable Series of Notes to waive such violation, in each case as and to the extent permitted under the related Series Supplement); provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Payment Date, and (y) the minimum level of Enhancement required under the applicable Series Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

     SECTION 15. GENERAL INDEMNITY.

     Section 15.1. Indemnity of the Lessor. The Lessee agrees to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands and liabilities of whatsoever nature, and all costs and expenses, relating co or in any way arising out of:

          Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, nonuse, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Vehicle subleased to a Franchisee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

          Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature other than income taxes, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Vehicle or the acquisition, purchase, sale, lease, sublease, rental, use, operation, control, ownership or disposition of any Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or the Lessee with respect thereto, (ii) all federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise as a result of its being a member of any group of corporations including the Lessee that file any tax returns on a consolidated or combined basis, and (iii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor or the Lessee in connection with this Agreement, the other Related Documents or the Lessee Agreements and any penalties or interest with respect thereto;

          Section 15.1.3. any violation by the Lessee of this Agreement or of any Related Documents or Lessee Agreements to which the Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any

     Vehicle or any action or transaction by the Lessee with respect thereto or pursuant to this Agreement;

          Section 15.1.4. all reasonable out of pocket costs and expenses of the Lessor (including the reasonable fees and disbursements of counsel for the Lessor) in connection with the preparation, execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, any and all fees of the Trustee, Paying Agent, Clearing Agencies and Master Collateral Agent, all fees payable in connection with any Enhancement, any and all fees payable to Rating Agencies and any underwriting or placement agency fees incurred in connection with the sale of the Notes;

          Section 15.1.5. all reasonable out of pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor and the Master Collateral Agent, the Trustee or the Noteholders in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents, and all indemnification obligations of the Lessor under the Related Documents; and

     Notwithstanding the foregoing, the Lessee shall have no duty to indemnify any Indemnified Person for any claims, demands, liabilities, costs, or expenses to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's negligence or willful misconduct.

     Section 15.2. Indemnification of the Trustee. The Lessee agrees to indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of the Lessee pursuant to this Agreement and (ii) the Trustee's appointment under the Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, the Lessee shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct. Any such indemnification shall not be payable from the assets of NFLP. The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof. The indemnification provided for in this Section 15.2 shall be addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessee hereunder and the termination of this Agreement or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

     Section 15.3. Reimbursement Obligation by the Lessee. The Lessee shall forthwith upon demand reimburse the Lessor or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor or the Trustee; provided, however, that, if so requested by the Lessee, the Lessor or the Trustee shall submit to the Lessee a statement documenting any such demand for reimbursement or prepayment. To the extent that the Lessee in fact indemnifies the Lessor or the Trustee under the indemnity provisions of this Agreement, the Lessee shall be subrogated to the rights of the Lessor or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of the Lessee contained in this Section 15 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder; provided, however, that the factual or legal circumstances giving rise to the Lessor's exposure to liability occur during the period that the Lease is in effect as to the Vehicle for which such exposure to liability arose.

     Section 15.4. Notice to Lessee of Claims. The Lessor or the Trustee, as the case may be, shall notify the Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

     Section 15.5. Defense of Claims. Defense of any claim referred to in this
Section 15 for which indemnity may be required shall, at the option and request of the Lessee, be conducted by the Lessee. Following receipt of any Notice of Claim, the Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in the Lessee's reasonable opinion, does not interfere with the Lessee's defense. The Lessee agrees that no Indemnified Person will be liable to the Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessee, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each

Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Agreement. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which the Lessee may have against the Manufacturer.

     SECTION 16. SUCCESSORS AND ASSIGNS: ASSIGNMENT. This Agreement shall be binding upon the Lessor, the Lessee and their respective successors and assigns, and shall inure to the benefit of the Lessee, the Lessor, and the Trustee and the Master Collateral Agent as third party beneficiaries and their respective successors and assigns; provided, however, that the Lessee shall not have the right to assign its rights or delegate its duties under this Agreement without
(i) the Lessor's and the Trustee's prior written consent and (ii) receipt of written confirmation from each of the Rating Agencies that its then current rating will not be reduced or withdrawn with respect to any outstanding Series of Notes as a result thereof; provided, further, however, the Lessee may sublease certain of the Vehicles under the terms of the Lessee's Subleases to Eligible Franchisees (subject to the limitations specified in Section 8), and the Lessee and such Eligible Franchisees may rent such Vehicles to consumers in the ordinary course of their respective domestic daily rental businesses. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

     SECTION 17. DEFAULT AND REMEDIES THEREFOR.

     Section 17.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

          Section 17.1.1. the occurrence of (i) a default in the payment of any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment, Monthly Supplemental Payment or Availability Payment, and the continuance thereof for five (5) Business Days, or (ii) a default in the payment of any amount payable under this Agreement (other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days;

          Section 17.1.2. any unauthorized assignment or transfer of this Agreement by the Lessee occurs;

     Section 17.1.3. the Lessee fails to comply with or perform any covenant, condition, agreement or provision of this Agreement (which failure does not constitute a Lease Event of Default under any of the other provisions of this
Section 17) and the continuance of such failure for 60 days after the earlier of
(i) the date the Lessor, the Master Collateral Agent or the Trustee delivers written notice thereof to the Lessee and (ii) the date the Lessee obtains actual knowledge thereof and such failure (to the extent such provision does not incorporate a materiality limitation in its terms) materially adversely affects the interests of the Lessor, the Trustee or the Secured Parties;

     Section 17.1.4. any representation or warranty made by the Lessee in this Agreement or any Related Document is incorrect in any respect as of the date such warranty or representation is made and continues to be incorrect for a period of 60 days after the earlier of (i) the date on which written notice thereof shall have been given to the Lessee by the Lessor, the Master Collateral Agent or the Trustee and (ii) the date on which the Lessee obtains actual knowledge thereof, and which failure to be correct (to the extent such representation and warranty does not incorporate a materiality limitation in its terms) materially adversely affects the interests of the Lessor, the Trustee or the Secured Parties; or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Lessee to the Lessor is false or misleading in any respect on the date as of which the facts therein set forth are stated or certified, and continues to be incorrect in any respect for a period of 60 days after the earlier of (a) the date on which written notice thereof shall have been given to the Lessee by the Lessor, the Master Collateral Agent or the Trustee and (b) the date on which the Lessee obtains actual knowledge thereof, and which failure to be correct materially adversely affects the interests of the Lessor, the Trustee or the Secured Parties;

     Section 17.1.5. an Event of Bankruptcy occurs with respect to the Lessee;

     Section 17.1.6. all or any portion of any Related Document shall at any time and for any reason not be in full force and effect or any event shall occur and be continuing which constitutes an Amortization Event under the Indenture, and such failure or event materially adversely affects the interests of the Lessor, the Trustee or the Secured Parties;

          Section 17.1.7. the Pension Benefit Guaranty Corporation or the Internal Revenue Service shall have filed notice of one or more liens against the Lessee (unless such lien does not purport to cover the Master Collateral or any amount payable under this Agreement), and such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, the Lessee shall have removed such lien or shall have provided the Lessor with a bond (from a bond provider which the Rating Agencies shall have approved) in an amount at least equal to the amount of such liens.

     Section 17.2. Effect of Lease Event of Default. (a) If any Lease Event of Default or Liquidation Event of Default shall occur and be continuing, the rights of the Lessee to place Vehicle Orders pursuant to this Agreement (but not otherwise) shall immediately terminate;

     (b) If a Lease Event of Default described in Section 17.1.1(i), 17.1.2 or
17.1.5 or a Liquidation Event of Default shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment, Casualty Payments (in each case calculated as if all Vehicles had become a Casualty during the Related Month), the Monthly Variable Rent, the Availability Payment, the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under all outstanding Series of Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable;

     (c) If a Limited Liquidation Event of Default shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case, calculated as if each Vehicle with respect to which the Lessor has terminated the Lessee's right to possession pursuant to Section 17.3(iii) had become a Casualty during the Related Month) the Monthly Variable Rent, the Availability Payment and the Monthly Finance Rent (in each case, calculated as if the full amount of interest, principal and other charges under the applicable Series of Notes were then due and payable in full), Termination Payments and Late Return Payments (in each case, with respect to each Vehicle with respect to which the Lessor has terminated the Lessee's right to possession pursuant to Section 17.3(iii)) shall automatically, without further action by the Lessor or the Trustee, become immediately due and payable;

     (d) If any other Lease Event of Default shall occur, the Lessor or the Trustee may declare the Rent and all other charges and payments (calculated as described in paragraph (b) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

     Section 17.3. Rights of Lessor Upon Lease Event of Default. Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default shall occur, then the Lessor at its option may:

          (i) Only if a Lease Event of Default shall have occurred and be continuing, proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 17.4; or

          (ii) If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, shall have all the rights against the Lessee and the Collateral provided in the Indenture upon a Liquidation Event of Default or a Limited Liquidation Event of Default, including the right to take (under the specified circumstances) possession of Vehicles (to the extent specified in this Agreement or the Indenture) immediately; or

          (iii) If a Liquidation Event of Default has occurred, by notice in writing to the Lessee, terminate this Agreement in its entirety and/or the right of possession hereunder of the Lessee as to the Vehicles, and the Lessor may direct delivery by the Lessee of documents of title to the Vehicles, whereupon all rights and interests of the Lessee to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessee will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); or, if a Limited Liquidation Event of Default has occurred, by notice in writing to the Lessee, terminate the right of possession hereunder of the Lessee as to such number of Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on the related Series of Notes, and the Lessor may direct delivery by the Lessee of documents of title to such Vehicles, whereupon all right, title and interest of the Lessee to such Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessee will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and thereupon, in either such case, the Lessor or its agents may peaceably enter upon the premises of the Lessee or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successors or assigns, to employ such Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the Lessee any and all amounts which under the terms of Section 17.2 (as limited by Section 17.4) of this Agreement may be then due. The Lessor will provide the Lessee with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which notice period shall be deemed commercially reasonable, and the Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessee will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee. The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults therein; or

          (iv) If the Lessee shall default in the due performance and observance of any of its obligations under Section 10, 24.4, 24.5, 24.6(iv), 24.9,
     25.3 or 25.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Lessee by the Lessor or the Trustee, the Lessor shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (i) Vehicles the Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (ii) whether or not the Lessee shall then have determined to turn back such Vehicles, any

     Vehicles for which the applicable Repurchase Period will end within one week or less; or

          (v) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Lessee of its obligations under
     Section 23.6 or 24.19 hereof with respect to certain Vehicles, the Lessor or the Trustee shall] have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Lessee or the Lessor, as applicable; or

          (vi) Upon the occurrence of a Liquidation Event of Default, the Servicer will return all Program Vehicles to the related Manufacturer and shall sell all Non-Program Vehicles, in each case, in accordance with the instructions of the Lessor. Upon the occurrence of a Limited Liquidation Event of Default, the Servicer will return Program Vehicles to the related Manufacturer, and shall use commercially reasonable efforts to sell Non-Program Vehicles, to generate proceeds in an amount sufficient to pay all interest on and principal of the related Series of Notes, in each case, in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Vehicles and to direct the Servicer to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 2~] of the Base Indenture and the Lessee acknowledges that it has hereby granted the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims; or

          (vii) By notice in writing to the Lessee, terminate the Power of Attorney (provided, that, after any such termination of the Power of Attorney, the Lessor will folio; the direction of the Servicer to release liens on Acquired Vehicles which liens are required to be released under the terms of this Agreement).

     Section 17.4. Measure of Damages. If a Lease Event of Default occurs and the Lessor, the Master collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this
Section 17 or under Section 9.2 of the Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

          (i) all Rent and payments under this Agreement (calculated as provided in Section 17.2); Plus

          (ii) any damages and expenses which the Lessor, the Master Collateral Agent or the Trustee shall have sustained by reason of the Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

          (iii) all other amounts due and payable under this Agreement; plus

          (iv) interest from time to time on amounts due and unpaid under this Agreement at the VFR plus 1%, computed from the date of the Lease Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee; minus

          (v) an amount equal to all sums realized by the Lessor, the Master Collateral Agent and the Trustee from the liquidation of the Financed Vehicles (other than the Texas Vehicles) leased hereunder (either by receipt of payment from the Manufacturers under Manufacturer Programs, from sales of Vehicles to third parties, or otherwise), provided, however, that if a Financed Vehicle (other than a Texas Vehicle) is delivered to the Manufacturer or the designated Auction for repurchase by the Manufacturer or sale at Auction under the applicable Manufacturer Program, and such Vehicle is accepted for repurchase by such Manufacturer (as evidenced by a Condition Report indicating that such Vehicle conforms to the requirements for repurchase under such Manufacturer Program) or is sold by such Auction, the Lessor and the Trustee shall be deemed to have received, thirty (30) days after the date of such acceptance or sale, on account of this clause
     (v) an amount equal to the Net Book Value of such Vehicle, calculated as of its Disposition Date (less any Termination Payments payable in respect of such Vehicle).

     Section 17.5. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent and payments under the Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Availability Payments, third, to outstanding Base Rent and Monthly Supplemental Payments pro rata, fourth, to outstanding Termination Payments, Casualty Payments and Late Return Payments pro rata and fifth, to outstanding late charges pursuant to Sections 5.5 and 17.4(iv), (iii) to the payment of all other amounts due hereunder and (iv) any remaining proceeds to the Lessee.

     SECTION 18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of a Manufacturer Event of Default with respect to a Manufacturer, the Lessee on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Program Vehicles from such Manufacturer (each, a "Defaulting Manufacturer") and
(b) shall cancel any Vehicle Order for Program Vehicles of such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date such Manufacturer Event of Default occurs (to the extent such Vehicle Order is cancelable, with or without penalty).

     SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code and as set forth in Attachment C hereto, the Lessee will warrant and certify that (1) the Lessee intends to use the Acquired Vehicles in a trade or business of the Lessee, and (2) the Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

     SECTION 20. SURVIVAL. In the event that, during the term of this Agreement, the Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by the Lessee.

     SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, the Lessee acknowledges that each of the Lessee and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee, in all of its right, title and interest in, to and under the Vehicles, the related Manufacturer Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by National or NFLP, and further acknowledges that the Lessor, pursuant to the Indenture, has granted a security interest to the Trustee in all of its right, title and interest in, to and under the NFLP Agreements, the Collection Account and the other Collateral described in the Indenture. Accordingly, the Lessee agrees that:

          (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, the Lessee agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy against the Lessee provided for herein or in the Indenture or the Master Collateral Agency Agreement and the Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;

          (ii) Upon the delivery by the Master Collateral Agent or the Trustee of any notice to the Lessee stating that a Lease Event of Default or an Amortization Event with respect to the Lessee has occurred, then the Lessee, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee or the Master Collateral Agent's or the Trustee's designee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Master Collateral Agent or the Trustee as the successor to the Lessor hereunder, irrespective of whether the Lessee has received any such notice from the Lessor;

          (iii) The Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessee to, and the Lessee shall, make payments of Rent hereunder directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture, and such payments shall discharge the obligation of the Lessee to the Lessor hereunder with respect to Rent to the extent of such payments. Upon written notice to the Lessee of a sale or assignment by the Trustee or Master Collateral Agent of its right, title and interest in moneys due under this Agreement or the Master Collateral Agency Agreement to a successor Trustee or Master Collateral Agent, the Lessee shall thereafter make payments of Rent hereunder or payments in respect of the Master Collateral, as applicable, to the party specified in such notice;

          (iv) Upon request made by the Master Collateral Agent at any time, the Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent's perfected first priority security interest in the Vehicles leased under this Agreement, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

          (v) A security interest in the Lessor's rights under this Agreement has been granted by the Lessor to the Trustee pursuant to the Indenture as collateral security only for all Series of Notes that do not provide for wholly series-specific collateral and, accordingly, all references herein to "all" Series of Notes shall refer only to all Series of Notes that do not provide for wholly series-specific collateral;

          (vi) The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Lessee, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of the Lessee sold pursuant to Section 9.3 of the Base Indenture (including without limitation, any Financed Vehicles) and for such other purposes as are necessary or desirable to effectuate the provisions of the Indenture, and for that purpose the Trustee may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Lessee hereby ratifying and confirming all that its said attorney, or Such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, the Lessee shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request; and

          (vii) In the event that the Trustee determines to take action pursuant to the provisions of Section 9.2(e) of the Base Indenture, the Trustee may, without notice to the Lessor (unless such notice is required by applicable state law), the Servicer or the Lessee, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver for the

     Vehicles, and none of the Lessor, the Servicer or the Lessee shall object to such appointment.

     SECTION 22. MODIFICATION AND SEVERABILITY. No delay on the part of the Lessor, the Trustee or the Master Collateral Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Lessor and the Lessee, (b) consented to in writing by the Trustee (unless such amendment, modification, waiver or consent (i) is made only (A) to cure any ambiguity, defect or inconsistency in, or to correct or supplement any provision of, this Agreement or (B) to add to the covenants of the Lessee for the benefit of the Lessor or
(C) to provide for additional collateral and (ii) as evidenced by an Opinion of Counsel delivered by the Lessee to the Trustee, will not materially adversely affect the interests of the Lessor, the Trustee or the Secured Parties) and (c) the Lessor shall have received in writing confirmation from each of the Rating Agencies that its then current rating with respect to any outstanding Series of Notes will not be reduced or withdrawn as a result thereof.

     SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES. National, in its capacity as Lessee and as Servicer represents and warrants to the Lessor that as of the Closing Date with respect to the first Series of Notes and as of each other date as may be specified in Section 23.7 hereof (and each of such representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Notes):

     Section 23.1. Organization: Ownership: Power: Qualification. National, in its capacities as Lessee and as Servicer (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in WHICH the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

     Section 23.2. Authorization: Enforceability. National, in its capacities as Lessee and as Servicer, has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Lessee and the Servicer and is, and each of the other Related Documents to which the Lessee or the Servicer is a party is, a legal, valid and binding obligation of the Lessee or the Servicer, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

     The execution, delivery and performance by National, in its capacity as the Lessee and Servicer, of this Agreement does not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation of National or of any rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon National or any of its Assets; except to the extent that any such contravention or default would not have a Material Adverse Effect.

     Section 23.3. Compliance. The execution, delivery and performance, in accordance with their respective terms, by National, in its capacities as Lessee and as Servicer of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to National, in its capacities as Lessee and as Servicer, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of National, in its capacities as Lessee and as Servicer, as applicable, or under any indenture, agreement, or other instrument to which National, in its capacities as Lessee and as Servicer, as applicable is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by National, in its capacities as Lessee and as Servicer, as applicable except Permitted Encumbrances.

     Section 23.4. Financial Information: Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and all financial statements hereafter furnished to the Lessor or the Trustee pursuant to Sections 24.6(i),
(ii) and (xii) hereof have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to the date hereof:

          (i) the audited consolidated balance sheets of Old National and its Consolidated Subsidiaries as of December 31, 1993 and December 31, 1994 and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ending on such dates;

          (ii) the audited consolidated balance sheets of Old National and its Consolidated Subsidiaries as of June 1, 1995 and the related statements of income, changes in stockholders' equity and cash flow as of and for the period from January 1, 1995 through May 31, 1995; and

          (iii) the audited consolidated balance sheets of National and its Consolidated Subsidiaries as of November 30, 1995 and the related statements of income, changes in stockholders' equity and cash flow as of and for the period from June 1, 1995 through November 30, 1995.

     Section 23.5. Litigation. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Lessee's knowledge, threatened against the Lessee which is reasonably likely to have a Material Adverse Effect.

     Section 23.6. Liens. The Vehicles and other Collateral are free and clear of all Liens other than Permitted Liens. The Lessor (or the Master Collateral Agent on behalf of the Lessor) has obtained, as security for the obligations of the Lessee under this Agreement, a first priority perfected Lien on all Vehicles and all the Master Collateral with respect to which the Trustee is designated as the Beneficiary under the Master Collateral Agency Agreement. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have and will continue to be satisfied; except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Lessor, the Master Collateral Agent, the Trustee or the Secured Parties under the Indenture or the likelihood of payment of all rent and other amounts due under this Agreement.

     Section 23.7. Employee Benefit Plans. (a) During the twelve consecutive month period prior to (i) the Closing Date and (ii) each Vehicle Lease Commencement Date: (x) no steps have been taken by the Lessee or any member of the Controlled Group, or to the knowledge of the Lessee, by any Person, to terminate any Pension Plan (other than a Pension Plan with no unfunded benefit liabilities on a termination basis); and (y) no contribution failure has occurred with respect to any Pension Plan maintained by the Lessee or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect.

     Section 23.8. Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act, and the Lessee is not subject to any other statute which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Related Documents, and the entering into or performance by the Lessee of this Agreement does not violate any provision of such Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority.

     Section 23.9. Regulations G, T, U and X. The Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System). Neither the Lessee nor any Person acting on its behalf has taken or will take action to cause the execution, delivery or performance of this Agreement to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 23.10. Business Locations; Trade Names. Schedule 23.10 lists where the Lessee maintains its chief executive office, principal place of business, and location of its consolidated business and financial records; and Schedule
23.10 also lists the Lessee's legal name and each name under or by which the Lessee conducts its business and each state in which the Lessee conducts business.

     Section 23.11. Taxes. The Lessee has filed all tax returns which have been required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date, there is no ongoing audit (other than routine sales tax audits and other routine audits) or, to the Lessee's knowledge, other governmental investigation of the tax liability of the Lessee and there is no unresolved claim by a taxing authority concerning the Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

     Section 23.12. Governmental Authorizations. Each of the Lessee and the Servicer has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

     Section 23.13. Absence of Default. No event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence which constitutes, a Lease Event of Default or a Potential Lease Event of Default and the Lessee is not subject to any judgment, decree or final order pursuant to which the Lessee or any of its properties may be bound or affected that is reasonably likely to have a Material Adverse Effect.

     Section 23.14. Compliance with Requirements of Law. Each of the Lessee and the Servicer is in compliance with, and has obtained all qualifications required under, all applicable Requirements of Law, the failure to comply with which is reasonably likely to have a Material Adverse Effect.

     Section 23.15. Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor or the Trustee by or on behalf of the Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct to the extent necessary to give the Lessor or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Lessor or the Trustee, as the case may be, shall constitute a representation and warranty by the Lessee made on the date the same are furnished to the Lessor or the Trustee, as the case may be, to the effect specified herein.

     Section 23.16. Solvency. As of each Closing Date, the Lessee is not insolvent (as such term is defined in the Bankruptcy Code), has adequate capital or assets to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due.

     Section 23.17. Stock Ownership. All common stock of the Lessor owned by the Lessee is owned free and clear of all Liens.

     Section 23.18. Necessary Actions. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles (other than the Initial Vehicles) or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

     Section 23.19. Supplemental Documents True and Correct. All information contained in any Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by the Lessee to the Lessor is, or will be, true, correct and complete in all material respects.

     Section 23.20. Eligible Vehicles: Eligible Franchisees Each Vehicle is or will be on the Vehicle Lease Commencement Date for such Vehicle, an Eligible Vehicle, and each Franchisee leasing a Vehicle from the Lessor is or will be, as the case may be, an Eligible Franchisee on the date that the Sublease applicable to such Vehicle commences.

     SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. The Lessee and, as applicable, the Servicer, each covenants and agrees that, until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee and the Servicer under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will:

     Section 24.1. Corporate Existence: Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence and corporate power and authority to own its properties and to carry on its business, and (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify is reasonably likely to have a Material Adverse Effect.

     Section 24.2. Books. Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under this Agreement and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee and subject to the normal security and confidentiality procedures of the Lessee or the Servicer, provide reasonable access to such documentation and permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives to examine and make copies of such books, records and documents in the possession or under the control of the Lessee relating to the Vehicles leased under this Agreement and the other Master Collateral as the Lessor, the Master Collateral Agent, the Master Collateral Agent, the Trustee or such person may reasonably request (including in connection with the Lessor's, the Trustee's or the Master Collateral Agent's satisfaction of any requests of a Manufacturer performing an audit under its Manufacturer Program); and (iii) permit the Lessor, the Master Collateral Agent or the Trustee to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of the Lessee for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under this Agreement and the other Master Collateral or the Lessee's performance under this Agreement with the Lessee's independent public accountants or with any of the officers or employees of the Lessee having knowledge of such matters.

     Section 24.3. Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

     Section 24.4. Insurance. (a) Maintain or cause to be maintained, with financially sound and reputable insurers, (i) personal injury and damage insurance (including self-insurance) with respect to the Vehicles and (ii) insurance with respect to its properties and business (including self-insurance) against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and the Lessee shall, from time to time, deliver to the Lessor and the Trustee, as the Lessor or the Trustee shall request, copies of certificates describing all insurance then in effect; provided, however, that the Lessee may continue its current practices of self-insurance setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount up to Two Million Dollars ($2,000,000) per occurrence or such greater amount per occurrence as may be from time to time hereafter approved in writing by the Lessor and the Trustee (which approval shall not be unreasonably withheld); provided, further, however, that the Lessee shall obtain excess insurance coverage in an amount not less than Thirty Million Dollars ($30,000,000) for any claims of liability against the Lessee relating to its ownership or use of vehicles.

     (b) The Lessee will require that each insurance policy referred to in the foregoing clause (a) provide for at least thirty (30) days prior written notice to the Master Collateral Agent and the Lessor of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Lessor and the Master Collateral Agent.

     Section 24.5. Manufacturer Programs. With respect to each Program Vehicle leased by the Lessee, comply, and cause the related Franchisee to comply, in all material respects, with all requirements of the applicable Manufacturer Program relating to such Vehicle.

     Section 24.6. Reporting Requirements. Except as otherwise specified below, furnish, or cause to be furnished to the Lessor, the Master Collateral Agent and the Trustee, in the case of item (iii)(b) and item (vi) below, each Rating Agency and, in the case of item (ii), item (vi) and item (x), to any Note Owner that has delivered to the Lessor a written request for same:

          (i) Audit Report. As soon as available and in any event within 90 days after the end of each fiscal year of the Lessee, consolidated and consolidating financial statements consisting of a balance sheet of the Lessee and its Subsidiaries as at the end of such fiscal year and statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing selected by the Lessee.

          (ii) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Lessee, financial statements consisting of consolidated and consolidating balance sheets of the Lessee and its Subsidiaries as at the end of such quarter and statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Lessee as having been prepared in accordance with GAAP.

          (iii) Lease Events of Default; Amortization Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer describing such event and the action that the Lessee proposes to take with respect thereto and (b) notice to the Lessor, the Trustee, each Enhancement Provider and the Rating Agencies of any Potential Amortization Event or Amortization Event;

          (iv) Monthly Vehicle Statements. On or before each Determination Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the last eight digits of the VIN for each Vehicle leased hereunder during the Related

     Month by the Lessee, (ii) whether such Vehicle is leased under Annex A or Annex B hereto, (iii) the Capitalized Cost for each such Vehicle and (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month.

          (v) Daily Reports. On each Business Day commencing on the Lease Commencement Date, prepare and maintain at the office of the Servicer a record (each, a "Daily Report") setting forth the aggregate of the amounts deposited in the Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to the Vehicles and deposited in the Collection Account from the Master Collateral Account, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles and deposited in the Collection Account from the Master Collateral Account, plus (C) the aggregate amount of other Collections deposited in the Collection Account. Within one Business Day after request therefor is made by the Lessor, the Master Collateral Agent or the Trustee, the Lessee shall deliver a copy of the Daily Report for any Business Day to the party making such request.

          (vi) Monthly Certificate. On each Determination Date, the Servicer shall forward to the Lessor, the Lessee, the Trustee, the Paying Agent and the Rating Agencies, an Officer's Certificate of the Servicer substantially in the form of Exhibit A (each, a "Monthly Certificate") setting forth, inter alia, the following information (which, in the cases of clauses (c), (d) and (e) below, will be expressed as a dollar amount per $1,000 of the original principal amount of the Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (a) the aggregate amount of payments received from the Manufacturers and/or auction dealers under Manufacturer Programs and the aggregate amount of payments received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles and deposited in the Collection Account from the Master Collateral Account and the aggregate amount of other Collections deposited in the Collection Account for the Related Month with respect to such Determination Date; (b) the Invested Percentage on the last day of the Related Month of each Series of Notes and each class of each Series; (c) for each Series and each class of each Series, the total amount to be distributed to Noteholders on the next succeeding Distribution Date; (d) for each Series and each class of each Series, the amount of such distribution allocable to principal on the Notes; (e) for each Series and each class of each Series, the amount of such distribution allocable to interest on the Notes; (f) for each Series and each class of each Series, the amount of Enhancement used or drawn in connection with the distribution to Noteholders of such Series or class on the next succeeding Distribution Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn;
     (g) for each Series, the Series Monthly Servicing Fee for the next succeeding Payment Date; (h) for each Series and each class of each Series, the existing Carryover Controlled Amortization Amount, if any; (i) the Pool Factor with respect to such Related Month for each Series and each class of each Series; (j) a list of all Acquired Vehicles and Financed Vehicles leased hereunder at the close of business on the last day of the Related Month; (k) the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month; (l) if Enhancement is provided for any Series of Notes or any class of a Series by means of overcollateralization, the amount of recoveries and losses for the Related Month, whether an ENHANCEMENT Deficiency exists with respect to such Series or class and the amount thereof, or the amount available for such overcollateralization; and (m) whether, to the knowledge of the Servicer, any Lien exists on any of the Collateral (other than Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder) which is reasonably likely to have a Material Adverse Effect.

          (vii) Monthly Noteholders' Statement. On or before each Distribution Date, the Servicer shall furnish to the Trustee a Monthly Noteholders' Statement substantially in the form of Exhibit B.

          (viii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or replacement of a Manufacturer Program.

          (ix) Annual Certificate. Annual Officer's Certificates of the Lessee as follows: The Lessee will deliver to the Lessor, the Trustee, any applicable Enhancement Provider under the Indenture, and the Rating Agencies rating any outstanding Series of Notes, on or before August 30 of each fiscal year, beginning with August 30, 1997, an Officer's Certificate substantially in the form of Exhibit C (each, an "Annual Certificate") (a) stating that a review of the activities of the Lessee during the preceding fiscal year (or during the initial period from the initial Closing Date until the end of fiscal year 1996) and of its performance under this Agreement and the other Related Documents to which the Lessee is a party was made under the supervision of the officer signing such certificate, (b) stating that to the best of such officers knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Lease Event of Default or Amortization Event and that the Lessee has fully performed all its obligations under this Agreement and such other Related Documents throughout such year, or, if there has occurred such event or a Lease Event of Default or Amortization Event, specifying each such event known to such officers and the nature and status thereof, and (c) stating (and containing an Opinion of Counsel to the effect), subject to standard qualifications and assumptions, that all necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any precautionary filings" made by the Lessees in favor of the Lessor), all necessary Assignment Agreements have been executed and delivered pursuant to Section 2.1 of the Master Collateral Agency Agreement, and all other actions, if any, required to maintain the perfected first priority security interest of the Trustee or the Master Collateral Agent on behalf of the Trustee in the Collateral and in the Master Collateral have been taken and that the Trustee or the Master Collateral Agent continues to have a perfected security interest in the Collateral and Master Collateral.

          (x) Annual Report. Annual reports of independent public accountants as follows: On or before August 30 of each fiscal year, beginning with August 30, 1997, the Lessee shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Servicer) to furnish a report to the Lessor, the Trustee, the Rating Agencies and any Enhancement Provider to the effect that (i) they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Lessee pursuant to this agreement and the master collateral agency agreement during the period covered by such report (which shall be the period from June 1 to and including May 31 of the prior fiscal year or for the period from the initial Closing Date to May 31, 1996) with the Lessee's computer reports which were the source of such amounts and that except for such exceptions as are listed, such amounts are in agreement, and (ii) they have examined certain documents and the records relating to the servicing of the Vehicles under this Agreement and the other Related Documents to which the Lessee is a party and that with respect to individual items examined, such servicing (including the allocations of Collections under the Indenture) has been completed in compliance with all of the terms and conditions set forth in the Indenture, any

     Supplement, this Agreement and the Master Collateral Agency Agreement, except for such exceptions as shall be set forth in such report.

          (xi) Non-Proqram Vehicle Report. On or before the second Determination Date after each May 31, beginning with May 31, 1996, the Servicer shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Servicer and which is acceptable to the Rating Agencies) to furnish a report (the "Non-Program Vehicle Report") to the Lessor, the Trustee, the Rating Agencies, and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Market Value, and Disposition Proceeds obtained from the sale or other disposition of, all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in the preceding calendar year and compared such calculations of Market Value and Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Servicer pursuant to clause (v) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report; provided, however, that if on any August 31, November 30, or February 28 the Non-Program Vehicle Percentage equals or exceeds three percent (3~) then the Servicer shall notify each Rating Agency thereof in writing and, at the request of any Rating Agency delivered on or before the fifth (5th) Business Day thereafter, the Servicer shall cause to be prepared a Non-Program Vehicle Report covering the calendar quarter ending on such August 31, November 30, or February 28, as applicable, and shall cause such Non-Program Vehicle Report to be furnished to the Trustee, the Rating Agencies and the Master Collateral Agent on or before the second Determination Date after the last day of the quarter to which it relates.

          (xii) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles or the condition, financial or otherwise, or operations of the Servicer as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Agreement or any other Related Document.

     Section 24.7. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

     Section 24.8. Maintenance of Separate Existence. The Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Mayer, Brown & Platt dated April 30, 1996 addressing the issue of substantive consolidation as it may relate to the Lessee and the Lessor. The Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to it. On an annual basis, the Lessee will provide to the Rating Agencies, the Trustee and the Master Collateral Agent, an Officer's Certificate certifying that it is in compliance with its obligations under this Section 24.8.

         Section 24.9. Maintenance of Credit Enhancement. The Lessee agrees to maintain a letter of credit or other Enhancement in a stated amount which, together with all other Enhancement provided for in the applicable Supplement, is equal to or greater than the Required Enhancement Amount for each Series.

         Section 24.10. Manufacturer Payments: Sales Proceeds. Any payments from Manufacturers in respect of Vehicles other than Exchanged Vehicles (whether relating to Financed Vehicles or to Acquired Vehicles) received directly by the Lessee will, within two Business Days of receipt, be deposited into the Master Collateral Account. Any payments from Manufacturers in respect of Exchanged Vehicle Repurchase Rights which payments are received directly by the Lessee will, within two Business Days of receipt, be deposited into the Exchange Account. The Lessee shall, within two Business Days of receipt thereof, deposit into the Master Collateral Account all amounts received by the Lessee directly, which amounts represent the proceeds from sales of Vehicles by auction dealers under a Guaranteed Depreciation Program and sales of Vehicles (including amounts paid to the Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Manufacturer Program) by the Lessee to third parties (other than under any related Manufacturer Program) and all payments with respect to other Master Collateral (other than the Master Collateral described in the last sentence of this paragraph). Insurance proceeds (other than Exchanged Vehicle Insurance Proceeds) with respect to Vehicles will only be deposited into the Master Collateral Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

     Section 24.11. Compliance with Requirements of Law. Maintain in effect all qualifications required under applicable Requirements of Law and will comply with all other applicable Requirements of Law, the failure to maintain or comply with which is reasonably likely to have a Material Adverse Effect.

     Section 24.12. Delivery of Information. Provide the Lessor with any information or materials necessary for the Lessor to comply with its obligations under the Indenture.

     Section 24.13. Master Collateral Agent as Lienholder. Maintain certain computer records as follows: Concurrently with each leasing of a Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessee, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee pursuant to the terms of the Master Collateral Agency Agreement. National shall not utilize selection procedures which it believes are ADVERSE TO THE LESSOR OR THE TRUSTEE in selecting the Vehicles to be designated to the Lessor as a Financing Source and the Trustee as a Beneficiary under the Master Collateral Agreement.

     Section 24.14. Maintenance of the Vehicles. The Lessee will maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned or leased by it and will use its best efforts to maintain each Program Vehicle as an eligible vehicle under the related Manufacturer Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Lessor, the Master Collateral Agent or the Trustee on behalf of the Secured Parties under the Indenture or the likelihood of payment of all amounts due hereunder. National will perform all of its obligations as Servicer in all material respects as set forth in the Master Collateral Agency Agreement.

     Section 24.15. Certificates of Title. The Servicer shall take, or shall cause to be taken, such action as shall be necessary to submit all of the Certificates of Title (other than Certificates of Title with respect to the Initial Vehicles) to the appropriate state authority for notation of the Master Collateral Agent's lien thereon. Pursuant to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Vehicles shall be held by the Servicer, in trust for the benefit of the Master Collateral Agent and the Trustee as assignee of the Lessor. The Certificates of Title shall be subject to all of the provisions of the Master Collateral Agency Agreement.

     Section 24.16. Release of Collateral. The parties agree that pursuant to the provisions of this Section 24.16 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all the Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on the Vehicles and the Certificates of Title therefor shall be released or deemed to be released, as provided below. From and after the earliest of:

          (a) in the case of a Program Vehicle, the Disposition Date for such Vehicle; or

          (b) receipt of the purchase price by the Lessee for a Non-Program Vehicle sold in an ordinary course sale; or

          (c) the payment in full of all obligations under this Agreement with respect to a Vehicle,

any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on such Vehicle and the Certificate of Title therefor shall be deemed to be released. The Lessor shall, and shall cause the Trustee and the Master Collateral Agent to, execute such documents and instruments as the Lessee may reasonably request (including a power of attorney of the Master Collateral Agent appointing the Lessee to act as the agent of the Master Collateral Agent in taking such actions as are required to evidence the release of the Lien of the Master Collateral Agent on Vehicles turned back or sold pursuant to the provisions of this Section 24.16, which power of attorney shall be revocable pursuant to Section 2.7(b) of the Master Collateral Agency Agreement).

     Section 24.17. Change of Location or Name. During the Term, the Lessee will not change (a) the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving the Master Collateral Agent, the Trustee and the Lessor at least 60 days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Master Collateral Agent in the Master Collateral; provided, however, that notwithstanding the foregoing, the Lessee shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

     Section 24.18. Deliveries: Further Assurances. The Lessee agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Lessor (or the Master Collateral Agent on the Lessor's behalf), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the Trustee is designated as the Beneficiary (it being understood that the Certificates of Title shall be held by the Servicer or the Master Collateral Agent, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Lessor or the Master Collateral Agent, as the case may be, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lessor or the Master Collateral Agent or the Trustee, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or, upon the request of the Lessor or the Master Collateral Agent advisable to establish and maintain to the satisfaction of the Lessor, the Master Collateral Agent and the Trustee a valid perfected first priority Lien on and security interest in all of the Master Collateral with respect to which the Trustee is designated as the Beneficiary now or hereafter existing or acquired.

     Section 24.19. Additional Actions. The Lessor hereby directs, authorizes and empowers the Servicer to, and the Servicer hereby agrees that it shall:

          (a) instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the Collection Account, as contemplated in the Indenture;

          (b) at the request of the Trustee as required or permitted upon or after the occurrence of certain events specified in the Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Noteholders under the Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Manufacturer Programs or any Enhancement;

          (c) make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities laws authority on behalf of the Lessor as may be necessary to comply with any Federal or state securities laws or reporting requirements or laws;

          (d) upon the occurrence of a Series 1996-1 Lease Payment Deficit, deliver to the Trustee a notice in the form attached hereto as Exhibit E; and

          (e) perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Related Document.

     Section 24.20. Subleases. The Lessee agrees that each Sublease will include provisions consistent with each contained in Section 28 of the Lease pursuant to which, inter alia, each Sublessee expressly and irrevocably submits to the non-exclusive jurisdiction of all federal and state courts of the State of New York and shall also include a provision whereby each Sublessee agrees to be bound by the provisions of Section 9.2(b) of the Base Indenture.

     SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of the Lessee are paid in full, the Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent and the Trustee shall otherwise expressly consent in writing, it will not:

     Section 25.1. Mergers. Consolidations. Be a party to any merger or consolidation, other than (i) a merger or consolidation of any Affiliate of the Lessee into or with the Lessee (provided that the Lessee is the surviving corporation) or (ii) a merger or consolidation of the Lessee into or with another entity if:

          (a) the corporation formed by such consolidation or into or with which the Lessee is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Lessee is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the Lessor and the Master COLLATERAL AGENT, THE PERFORMANCE of every covenant and obligation of the Lessee hereunder and under all other Related Documents;

          (b) the Lessee has delivered to the Trustee, the Lessor and the Master Collateral Agent an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 25.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

          (c) each Rating Agency has confirmed in writing that such assignment and succession will not cause the rating of any outstanding series of Notes to be lowered or withdrawn.

     Section 25.2. Regulations G, T, U and X. Use or permit any amounts funded by the Lessor pursuant to the Financing Lease to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of repurchasing or carrying margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

     Section 25.3. Liens. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the Trustee is designated as the Beneficiary, whether now or hereafter existing or acquired, except Permitted Liens.

     Section 25.4. Use of Vehicles. Use or contractually permit any Vehicles to be used in any manner (i) that, with respect to Program Vehicles, would make such Vehicles ineligible for repurchase or Auction under the related Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) that could subject any Vehicles to confiscation.

     Section 25.5. Percentage of Non-Program Vehicles. Permit (i) the aggregate Net Book Value of all Non-Program Vehicles leased hereunder on any day to exceed any applicable Maximum Non-Program Vehicle Amount or (ii) the aggregate Net Book Value of Non-Program Vehicles manufactured by a single Manufacturer (other than an Approved Non-Program Vehicle Manufacturer) to exceed any applicable Maximum Manufacturer Amount.

     Section 25.6. Acquisition and Financing of Vehicles. Other than with respect to Initial Vehicles use funds on deposit in or required to be deposited into the Excess Funding Account (as defined in the related Supplement) or the Retained Distribution Account to acquire or finance Vehicles manufactured by Chrysler during any calendar month or series of consecutive calendar months if the Vehicle Ratio (calculated without taking the Initial Vehicles into account) for such month or series of months exceeds the following amounts:

      For any month                            30%
      For any two consecutive months           50%
      For any three consecutive months         70%
      For any four consecutive months          80%
      For any five consecutive months          90%

     SECTION 26. SERVICING COMPENSATION.

     Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, the Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Notes. Except as otherwise specified in the related Supplement, the Monthly Servicing Fee for each Series of Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to (i) the portion of the Supplemental Servicing Fee allocated to such Series of Notes pursuant to the related Supplement, plus (ii) one-twelfth of the product of (A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges comprising payments due from the Servicer under Section 26.2 hereof.

     Section 26.2. The Servicer's expenses include, and the Servicer agrees to pay, the amounts due to the Trustee pursuant to Section 10.5 of the Indenture, plus the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.6(i). (ii), (x) and
(xi), plus all other fees, expenses and indemnities incurred by the Servicer or the Lessor in connection with the Servicer's activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessee under Section 15 of the Lease. In the event that the Servicer fails to pay any amount due to the Trustee pursuant to Section 10.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to the Servicer.

     SECTION 27. BANKRUPTCY PETITION AGAINST LESSOR. The Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Lessee takes action in violation of this
Section 27, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Lessee against the Lessor or the commencement of such action and raise the defense that the Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 27 shall survive the termination of this Agreement.

     SECTION 28. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE LESSOR OR THE LESSEE SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTaBRN DISTRICT OF NEW YORR; PROVIDED, HOWEVER, TEAT ANY SUIT SEEPING ENFORCEMENT AGAINST ANY VEHICLE OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE OR OTHER PROPERTY MAY BE FOUND. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JUCISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE LESSEE (AND EACH SUBLESSEE) FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS By REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     SECTION 29. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Lessee and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

     SECTION 30. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     SECTION 31. NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

                THE BANK OF NEW YORK
                101 Barclay Street
                Floor 12 East
                New York, New York 10286
                Attention:  Corporate Trust Division
                Telephone:  (212) 815-5218
                Facsimile:  (212) 815-5999

     SECTION 32. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 33. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

     SECTION 34. EFFECTIVENESS. This Agreement shall become effective on the Lease Commencement Date, subject to the prior or concurrent delivery of each of the following documents (in form and substance satisfactory to the Lessor):

          (a) Certificate of Incorporation. The certificate of incorporation of the Lessee, duly certified by the Secretary of State of the jurisdiction of its incorporation, together with a copy of its by-laws, duly certified by the Secretary or an Assistant Secretary of the Lessee;

          (b) Resolutions. Copies of resolutions of the Board of Directors of the Lessee and of the Servicer authorizing or ratifying the execution, delivery and performance of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of the Lessee;

          (c) Consents. etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement;

          (d) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Lessee and of the Servicer certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Documents to be executed by it, together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

          (e) Opinions of Counsel. The opinion of Simpson Thacher & Bartlett, counsel for the Lessee and the Servicer, addressed to the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers, the Initial Purchasers and the Rating Agencies; the opinion of Mayer, Brown & Platt, addressed to the Lessee, the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers, the Placement

     Agents and the Rating Agencies; the opinion of each Manufacturer addressed to the Lessee, the Lessor, the Trustee, the Master Collateral Agent, the Enhancement Providers and the Rating Agencies; the opinion of counsel to each Enhancement Provider, addressed to the Lessee, the Lessor, the Trustee, the Master Collateral Agent, the Placement Agents and the Rating Agencies; the opinion of Emmet, Marvin & Martin, counsel to the Trustee, addressed to the Lessee, the Lessor, the Placement Agents, the Master Collateral Agent and each Enhancement Provider; and the opinion of Briggs Morgan, Minnesota counsel to the Lessee, addressed to the Lessor, the Trustee, the Enhancement Providers, the Placement Agents and the Rating Agencies, in each case, satisfactory in form and substance to the addressees thereof;

          (f) Good Standing Certificates. Certificates of good standing for the Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

          (g) Search Reports. A written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name the Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (h) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of such liens filed against the Lessee;

          (h) Evidence. Evidence of the filing of proper financing statements on Form WCC-1, (i) naming the Lessee as debtor and the Master Collateral Agent as secured party or other, similar instruments or documents, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent's interest in the Master Collateral with respect to which the Trustee is designated as the Beneficiary and (ii) naming the Lessee as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the precautionary security interest of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

          (i) Master Collateral Agency Agreement. An executed copy of the Master Collateral Agency Agreement;

          (j) Intercreditor Agreement. An executed copy of the Intercreditor Agreement;

          (k) Joinder to Intercreditor Agreement. An executed copy of the Joinder Agreement in form attached hereto as Exhibit D;

          (l) Vehicle Title Nominee Agreement. An executed copy of the Vehicle Title Nominee Agreement;


          (m) GM Guaranty. An executed copy of the GM Guaranty;

          (n) Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer;

          (o) Certified Copy of Manufacturer Program. A copy of each Manufacturer Program relating to Vehicles which will be leased hereunder and an Officer's Certificate, dated the Closing Date, and duly executed by an Authorized Officer of the Lessee, certifying that each such copy is true, correct and complete as of the Closing Date;

          (p) Assignment of GMAC Lien: Evidence of Filing of UCC Termination Statements.

              (i) An executed copy of an assignment agreement, pursuant to which GMAC has assigned its interest in the certificates of title with respect soothe Initial Vehicles to the Master Collateral Agent; and

              (ii) Evidence of the filing of proper financing statements (form WCC-3) necessary to release all security interests and other rights of GMAC in the Initial Vehicles previously granted by Old National to
          GMAC:

          (q) The Indenture, dated the Closing Date, duly executed by the Lessor and the Trustee, and all conditions to the effectiveness thereof and the issuance of the Notes thereunder shall have been satisfied in all respects;

          (r) A letter of credit, executed by Deutsche Bank AG, New York Branch, with an initial stated amount of $15,000,000;

          (s) The representations and warranties contained in Section 23 shall be true and correct in all respects (except to the extent any such representation and warranty does not incorporate a materiality limitation in its terms and the failure of such representation and warranty to be true and correct in all respects does not materially adversely affect the interest of the Lessor, the Trustee or the Secured Parties); and

          (t) Other. Such other documents as the Trustee or the Lessor may reasonably request.

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  LESSEE AND SERVICER:

                                NATIONAL CAR RENTAL SYSTEM, INC.

                                By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:

                                Address: 7700 France Avenue South
                                           Minneapolis, Minnesota 55435

                                Facsimile: (612) 893-6143
                                Telephone: (612) 830-2102

                                  LESSOR:

                                NATIONAL CAR RENTAL FINANCING
                                  LIMITED PARTNERSHIP

                                By: NATIONAL CAR RENTAL FINANCING
                                      CORPORATION,
                                    its General Partner


                                By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:

                                Address: 7700 France Avenue South
                                           Minneapolis, Minnesota 55435

                                Facsimile:  (612) 893-6143
                                Telephone:  (612) 830-2133

Acknowledged by:

MASTER COLLATERAL AGENT
  CITIBANK. N.A.

  By: /s/ Annette M. Marsula
    ---------------------------------
Name:  Annette M. Marsula
Title: Senior Trust Officer
Address: 120 Wall Street, 13th Floor
         New York, New York 10043

Attention:  Annette Marsula
Telephone:  212-412-6249
Facsimile:  212-480-1615

                                                                        ANNEX A


                                      ANNEX

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of April 30, 1996

                                     between

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                                       and

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                    as Lessee

     1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by NFLP pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Operating Lease").

     2. General Agreement. Lessor and Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Lease with regard to Acquired Vehicles will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, as well as for all tax purposes, (B) Lessor will be treated as the owner and lessor of the Acquired Vehicles, (C) Lessee will be treated as the lessee of the Acquired Vehicles, and (D) Lessor will be entitled to all tax benefits ordinarily available to an owner of property similar to the Acquired Vehicles for such tax purposes.

     3. Operating Lease Commitment. (a) Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Acquired Vehicles identified in Vehicle Orders placed by the Lessee for a purchase price equal to the Capitalized Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Acquired Vehicles leased hereunder on any date shall not exceed (a) the Maximum Lease Commitment, less (b) the Base Amount as of such date with respect to the Financing Lease.

     4. Lease Procedures. In connection with the Lease of any Acquired Vehicles to be leased on or after the Lease Commencement Date, to evidence the acquisition of such Acquired Vehicles by the Lessor, the Lessee shall deliver to the Lessor the following:

          (a) a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Acquired Vehicles to be leased by the Lessor on the related Vehicle Lease Commencement Date;

          (b) UCC termination statements terminating, or UCC partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Acquired Vehicle leased on the Lease Commencement Date and identified in such Vehicle Order, and any related Manufacturer Programs;

          (c) with respect to the initial lease of Acquired Vehicles, a fully executed Assignment Agreement covering the related Manufacturer Programs.

     The Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

     5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 18 months from the Vehicle Lease Commencement Date. On the occurrence of such date for a Vehicle not previously disposed of, the Lessee shall, (a) on behalf of the Lessor, promptly dispose of such Vehicle in accordance with the terms hereof and in accordance with any instructions of the Lessor for such disposition, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from the Lessee under the Lease in respect of such Vehicle.

     6. Lessee's Rights to Purchase Vehicles. The Lessee will have the option, exercisable with respect to any Acquired Vehicle during the Vehicle Term with respect to such Acquired Vehicle, to purchase any Vehicles leased under this Agreement at the Vehicle Purchase Price, in which event the Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. Upon receipt of such funds by the Master Collateral Agent, the Lessor shall cause title to any such Vehicle to be transferred to the Lessee, the lien of the Master Collateral Agent in such Vehicle will automatically be released and the Servicer shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any unpaid Monthly Base Rent and unpaid Monthly Variable Rent) is paid by the Lessee to the Master Collateral Agent.

     7. Vehicle Disposition. Subject to the Servicer's right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease, the Lessor and the Lessee agree that, with respect to Acquired Vehicles, the Lessee shall use commercially reasonable efforts to deliver each Program Vehicle for sale at Auction or to return each Program Vehicle to the related Manufacturer during the Repurchase Period for such Vehicle; provided, however, if for any reason, the Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an Auction for sale, in each case in accordance with the applicable Manufacturer Program, during the Repurchase Period, the Lessee shall be obligated to sell or otherwise dispose of such Program Vehicle and pay a Late Return Payment with respect thereto, in each case as provided in Section 13 of the Base Lease. The Lessee shall, with respect to Acquired Vehicles that are Program Vehicles, pay the equivalent of the Monthly Base Rent for the minimum holding period under the applicable Manufacturer Program for Program Vehicles returned before the expiration of such minimum holding period, regardless of actual usage, unless such minimum holding period is waived by the Manufacturer or such a Program Vehicle is a Casualty, in which case, Section 7 of the Base Lease shall apply with respect to such Vehicle. All Repurchase Prices and Disposition Proceeds due from the disposition of Program Vehicles pursuant to this Section shall be due and payable to the Lessor. The Lessor and the Lessee agree, with respect to Acquired Vehicles, that the Lessee shall use commercially reasonable efforts to dispose of each Non-Program Vehicle (a) in a manner most likely to maximize proceeds from such disposition and consistent with industry practice and (b) within eighteen (18) months after the date of the original dealer invoice for such Vehicle sold as a new vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Lessor.

     8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in the Agreement, the Lessor shall have the right, at any time after the date fourteen (14) days prior to the expiration of the Repurchase Period for any Program Vehicle leased under this Annex A, to require that the Lessee deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated Auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event the Lessee shall, prior to the expiration of such Repurchase Period, deliver such Vehicle to its Manufacturer or the designated Auction or arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value (or purchase the Program Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of the Program Vehicle is arranged by the Lessee prior to the expiration of such Repurchase Period, then the Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on the

Certificate of Title of such Program Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Repurchase Period, then the Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle to the applicable Manufacturer or tender such Program Vehicle for Auction or purchase such Vehicle as herein provided. In no event may any Program Vehicle be sold pursuant to this Paragraph 8 (other than pursuant to a Manufacturer Program) unless the funds to be paid to the Lessor arising out of such sale (including any amounts paid by the Manufacturer as an incentive for selling such Program Vehicle outside of the related Manufacturer Program) exceed the Net Book Value of such Vehicle less reasonably predictable Excess Mileage Charges, Excess Damage Charges, Missing Equipment Charges and other similar charges imposed by the Manufacturer.

     9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

          "Monthly Base Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

          "Monthly Variable Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of
     (i) an amount equal to the Net Book Value of such Acquired Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Acquired Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Acquired Vehicle as of the first day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

          "Rent" means Monthly Base Rent plus Monthly Variable Rent.

          10. Payment of Rent and other Payments.

          (a) Monthly Base Rent. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Operating Lease on any day during the Related Month;

          (b) Monthly Variable Rent. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Operating Lease on any day during the Related Month;

          (c) Termination Payments. Casualty Payments and Late Return Payments. On each Payment Date, the Lessee shall pay to the Lessor all Termination Payments, Casualty Payments and Late Return Payments as provided in Section
     5.4 of the Base Lease; and

          (d) Certain Other Payments. The Lessee shall direct all Repurchase Prices and Disposition Proceeds payable in respect of Acquired Vehicles to be paid directly to the Master Collateral Agent for the benefit of the Trustee. The Servicer and the Lessee each agree that in the event that the Servicer or the Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or the Lessee, as the case may be, shall accept the same as the Master Collateral Agent's agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, within two (2) Business Days after receipt of such property in available funds, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or the Lessee, as the case may be, when necessary or appropriate.

     11. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND THE LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of the Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor;
(vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court;
(vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Operating Lease shall be noncancelable by the Lessee and, except as expressly provided herein; the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by the Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

     12. Liens. Except for Permitted Liens, the Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that May be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles to the Master Collateral Agent in accordance with the Master Collateral

Agency Agreement and the Indenture without consent of the Lessee. The Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessee under the Operating Lease.

     13. Non-Disturbance. So long as the Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to paragraph 8 of this Annex A and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of the Lessee's business. Upon the request of the Lessor, the Master Collateral Agent or the Trustee, from time to time, the Lessee will make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's, the Master Collateral Agent's or the Trustee's inspection within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled. Further, the Lessee will, during normal business hours and with a notice of three (3) Business Days, make its records pertaining to the Vehicles available to the Lessor, the Master Collateral Agent or the Trustee for inspection at the location where the Lessee's records are normally domiciled.

     14. Certain Risks of Loss Borne by Lessee. Upon delivery of each Vehicle to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, including personal injury or death and property damage, arising with respect to any Vehicle due to the manufacturer, purchase, acceptance, rejection, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

     15. Title. This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor's name. The Lessee will not have any rights or interest in such Vehicles whatsoever other than the rights of possession and use as provided by this Agreement. In addition, the Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Manufacturer Programs as they relate to the Vehicles leased hereunder and (ii) the Lessee has no right, title or interest in any Manufacturer Program as it relates to any Vehicle leased hereunder. To confirm the foregoing, the Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that the Lessee may have in respect of any Manufacturer Programs as they relate to the Vehicles leased hereunder.

                                   *   *   *

                                                                        ANNEX B


                                      ANNEX


                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                           Dated as of April 30, 1996

                                     between

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                                       and

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                    as Lessee

     1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by the Lessee pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Financing Lease It ) .

     2. General Agreement. (a) Lessor and Lessee intend (except as explicitly provided in subparagraph (b) below) that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), with respect to the Financed Vehicles,
(A) this Lease will be treated as a financing arrangement, (B) Lessor will be treated as a lender making loans to Lessee in amounts equal to the Capitalized Cost of the Financed Vehicles, which loans are secured by the Financed Vehicles,
(c) the Lessee will be treated as making payments of principal and interest (denominated as Monthly Base Rent and Monthly Supplementary Payments, and Monthly Finance Rent, respectively) to the Lessor and (D) Lessee will be treated as the owner of the Financed Vehicles and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Financed Vehicles for such tax purposes.

     (b) Lessor and Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), with respect to the Financed Vehicles,
(A) this Lease, as supplemented by this Lease Annex, will be treated as a financing arrangement, (B) Lessor will be treated as a lender making loans to Lessee in amounts equal to the Capitalized Costs of Financed Vehicles, which loans are secured by the Financed Vehicles, (C) the Lessee will be treated as making payments of principal and interest (denominated as Monthly Base Rent and Monthly Supplementary Payments, and Monthly Finance Rent, respectively) to the Lessor and (D) Lessee will be treated as the owner of the Financed Vehicles and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Financed Vehicles for such tax purposes.

     3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall (i) on the Lease Commencement Date refinance the Refinanced Vehicles in an amount equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date purchase all other Financed Vehicles identified in Vehicle Orders placed by the Lessee for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into this Financing Lease with the Lessee with respect to the Refinanced Vehicles and other Financed Vehicles, as the case may be; provided, that the aggregate outstanding Base Amount under the Financing Lease shall not on any date exceed (a) the Maximum Lease Commitment, less (b) the sum of (x) the sum of the Net Book Values of Acquired Vehicles leased under the Operating Lease on such date, each such Net Book Value calculated as of the first day contained within both the calendar month in which such date of determination occurs and the Vehicle Term for the related Acquired Vehicle, plus (y) accrued and unpaid Monthly Base Rent under the Operating Lease as of such date.

     4. Lease Procedures.

          (a) Initial Lease. In connection with the Lease of the Refinanced Vehicles and any other Financed Vehicles to be leased on the Lease Commencement Date, to evidence the refinancing of the Refinanced Vehicles and the acquisition and financing of such other Financed Vehicles by the Lessor on the Lease Commencement Date and the conveyance on such date of a security interest in such Financed Vehicles to the Master Collateral Agent, the Lessee shall deliver to the Lessor on or prior to the Lease Commencement Date the following:

               (i) a schedule concerning the Refinanced Vehicles as specified in
          Section 2.1 of the Base Lease, in the case of all Refinanced Vehicles, or a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all other Financed Vehicles to be leased by the Lessor on the Lease Commencement Date;

               (ii) evidence, reasonably satisfactory to the Lessor and the Trustee that the Lessor has been designated as the Financing Source and the Trustee has been designated as the Beneficiary under the Master Collateral Agency Agreement with respect to the Refinanced Vehicles;

               (iii) a fully executed Assignment Agreement with respect to each related Manufacturer Program; and

               (vi) an Officer's Certificate stating that all the conditions precedent under the Lease to the leasing of such Vehicles on the Lease Commencement Date have been satisfied.

               (b) Subsequent Leases. In connection with each Lease of a Financed Vehicle after the Lease Commencement Date, to evidence the acquisition or financing of such Financed Vehicle by the Lessor and the conveyance of a security interest in such Financed Vehicles to the Master Collateral Agent, the Lessee shall deliver to the Lessor a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Financed Vehicles to be leased by the Lessor on the date specified therein. The Lessee hereby agrees that each such delivery of a Vehicle Order shall be deemed hereunder to constitute a representation and warranty by the Lessee, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition or financing and leasing of the Vehicles identified in such Vehicle Order have been satisfied as of the date of such Vehicle Order.

          5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is 60 months from the Vehicle Lease Commencement Date. On the occurrence of such date, the Lessee shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Lease in respect of such Vehicle.

          6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this paragraph 6:

              "Monthly Base Rent", with respect to each Payment Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

              "Monthly Finance Rent", with respect to each Payment Date and each Financed Vehicle leased under the Lease on any day during the Related Month, shall equal the sum, without double counting, of (a) the product of (i) an amount equal to the Net Book Value of such Financed Vehicle on the first day contained within both the Related Month and the Vehicle Term with respect to such Vehicle multiplied by the VFR for the Interest Period ending on the next succeeding Payment Date and (ii) the quotient obtained by dividing (A) the number of days contained within both the Related Month and the Vehicle Term with respect to such Financed Vehicle by (B) the total number of days in the Related Month, plus (b) the product of (i) an amount equal to all Carrying Charges for the Related Month, and (ii) the quotient obtained by dividing the Net Book Value of such Financed Vehicle as of the first day of the Related Month by the Net

Book Value of all Vehicles leased under the Lease as of the first day of the Related Month.

     "Monthly Supplemental Payment" with respect to each Payment Date and all Vehicles that were leased under the Financing Lease on any day during the Related Month shall be an amount equal to the sum of (i) the aggregate Termination Values (each as of the date on which such Financed Vehicle is no longer an Eligible Vehicle, becomes a Casualty or is sold, as applicable) of all the Financed Vehicles financed under this Finance Lease at any time during such Related Month that, without double counting, while so financed either are no longer Eligible Vehicles, have suffered a Casualty or are sold by the Lessee (it being understood that the Lessee has agreed to sell Financed Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person (including the Lessee) other than to a Manufacturer pursuant to such Manufacturer's Manufacturer Program or to a third party pursuant to an Auction conducted through a Manufacturer's Manufacturer Program, in each case, during the Related Month, plus (ii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Financed Vehicles financed under this Finance Lease that while so financed were returned by the Lessee to a Manufacturer pursuant to a Manufacturer Program with respect to which either (x) the Repurchase Price has been paid by such Manufacturer and/or the related auction dealers during the Related Month or (y) a Manufacturer Event of Default has occurred, minus (iii) any amounts received by the Lessor or the Trustee, or deposited into the Collection Account, during the Related Month representing (a) Repurchase Prices for repurchases of Financed Vehicles or (b) the sales proceeds for sales of Financed Vehicles financed at the time of such sale under this Finance Lease to a third party other than (1) to a Manufacturer or (2) through an Auction. Solely for determining the amounts payable hereunder with respect to a Financed Vehicle that is a Program Vehicle that became a Casualty as a result of such Program Vehicle being held beyond the stated expiration date of the applicable Repurchase Period and not being redesignated as a Non-Program Vehicle, such Vehicle will be deemed to have become a Casualty upon such expiration date.

     "Rent" means Monthly Base Rent plus Monthly Finance Rent.

     7.   Payment of Rent and Other Payments. (a) On each Payment Date:

          (i) Monthly Base Rent. The Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month.

          (ii) Monthly Finance Rent. The Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month.

          (iii) Monthly Supplemental Payment. The Lessee shall pay to the Lessor the Monthly Supplemental Payment that has accrued during the Related Month with respect to all Vehicles that were leased under the Finance Lease on any day during the Related Month; provided, however, that in the event that the Monthly Supplemental Payment accrued during a Related Month is a negative dollar amount, such amount may be netted against other payments to be paid on such Payment Date pursuant to this paragraph 7.

     (b) On the expiration of the term of the Lease with respect to a Financed Vehicle, any remaining Base Amount, plus all other amounts payable by the Lessee under the Financing Lease with respect to such Vehicle shall be immediately due and payable.

     (c) The Lessee may from time to time prepay the Base Amount of the Financing Lease with respect to a Financed Vehicle, in whole or in part, on any date, provided that the Lessee shall give the Lessor and the Trustee not less than one (1) Business Day's prior notice of any prepayment, specifying the date and amount of such prepayment, and the Financed Vehicles to which such prepayment relates.

     8. Risk of Loss Borne by Lessee. Upon delivery of each Vehicle to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

     9. Mandatory Repurchase of Texas Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Texas Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Texas Vehicle pursuant to this paragraph 9) and, in the case of each Texas Vehicle which is a Program Vehicle, prior to the expiration of the Repurchase Period applicable thereto (unless such Vehicle has been redesignated as a Non-Program Vehicle in accordance with Section 14 of the Base Lease), the Lessee shall purchase such Texas Vehicle (including any such Vehicle which has become a Casualty) at a purchase price equal to the Net Book Value of such Vehicle calculated as of the date of purchase (or, in the case of a Casualty, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Casualty during the Related Month in which such Vehicle became a Casualty), which shall be payable to the Master Collateral Agent (together with all accrued and unpaid Rent and other payments due and payable on such Payment Date with respect to such Texas Vehicle through the date of such purchase) on or prior to the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such purchase price by the Lessor or the Master Collateral Agent, the Lessor shall cause title to each Texas Vehicle to be transferred to the Lessee, the lien of the Master Collateral Agent in such Texas Vehicle will automatically be released and the Servicer shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after such purchase price for such Texas Vehicle (and any such unpaid Rent and payments) is paid by the Lessee to the Master Collateral Agent. Notwithstanding anything to the contrary in this Agreement, no Texas Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at Auction or by return to its Manufacturer pursuant to a Manufacturer Program, prior to its purchase by the Lessee pursuant to and in accordance with this paragraph 9.

                                      ***